EXHIBIT 10

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Section 2

The Government's Financial
Position in 2002-2003
and Public Sector Borrowings

The government's financial transactions	1
Budgetary revenue	4
Budgetary expenditure	7
Non-budgetary transactions	9
Financing	11
Borrowings	12
Total government debt	16
Change in total government debt	17
Structure of debt	18
Public sector borrowings, investments and debt	20
Public sector borrowings and investments	20
Long-term public sector debt	25
Historical data and preliminary results	26
Financial transactions of the gouvernement du Québec
— Summary	26
— Budgetary revenue	27
— Budgetary expenditure	28
— Non-budgetary transactions	29
— Financing transactions	31
Borrowings for the Consolidated Revenue Fund in 2002-2003	32
Borrowings for the Financing Fund in 2002-2003	33
Borrowings by Financement-Québec in 2002-2003	34
Borrowings by Hydro-Québec in 2002	35

The government's financial transactions1

        Preliminary results for the government's financial transactions in fiscal 2002-2003 indicate that a balanced budget should be achieved.

        Consolidated budgetary revenue for fiscal 2002-2003 is revised to $52 706 million, $114 million less than anticipated in March 2003. This decrease in revenue can be explained by a $309-million decline in own-source revenue and a $195-million increase in federal transfers.

        Consolidated budgetary expenditure amounts to $52 706 million in 2002-2003, a downward adjustment of $114 million compared with the forecast of March 11, 2003. This drop in expenditure stems from a $30-million rise in operating expenditure and a $144-million decrease in debt service.

1

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

        Consolidated net financial requirements are revised to $1 585 million, a decline of $342 million. The net financial requirements of consolidated organizations thus amount to $1 263 million and those of the Consolidated Revenue Fund to $322 million.

        With regard to financing transactions, the change in direct debt is adjusted downward by $123 million compared with the figure anticipated last March.

The data in this section have been adjusted, for purposes of comparison, on the basis of the 2003-2004 budgetary and financial structure.

2003-2004 Budget                        Budget Plan

TABLE 2.1

GOUVERNEMENT DU QUÉBEC
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS1
(in millions of dollars)

	2001-2002	2002-2003
	Actual results	Financial position as at March 11, 2003	Preliminary results	Change compared with March 11
Budgetary transactions
Own-source revenue	41 004	43 712	43 403	-309
Federal transfers	9 305	9 108	9 303	195

Total revenue	50 309	52 820	52 706	-114

Operating expenditure	-43 976	-45 540	-45 570	-30
Debt service	-7 261	-7 280	-7 136	144

Total expenditure	-51 237	-52 820	-52 706	114

Budgetary reserve
Use of funds allocated to the reserve
to finance spending and maintain
a balanced budget	950	—	—	—

Budgetary surplus	22	0	0	0

Non-budgetary transactions
Investments, loans and advances	-1 142	-1 966	-1 801	165
Capital expenditures	-995	-1 642	-1 471	171
Retirement plans	2 089	1 987	2 007	20
Other accounts	-589	-306	-320	-14

Non-budgetary requirements	-637	-1 927	-1 585	342

Net financial requirements	-615	-1 927	-1 585	342

Financing transactions
Change in cash position	132	-2 043	-2 279	-236
Change in direct debt[2]	3 623	5 628	5 505	-123
Retirement plans sinking fund[3]	-3 140	-1 658	-1 641	17

Total financing of transactions	615	1 927	1 585	-342

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.
1
The data have been adjusted, for purposes of comparison, on the basis of the 2003-2004 budgetary and financial structure.

2
The change in direct debt includes new borrowings less repayment of borrowings.

3
This sinking fund receives amounts to be used to cover retirement benefits payable by the government under the public and parapublic sector retirement plans. Revenue generated by this fund is accumulated in it and subtracted from the interest expenditure recorded with regard to the retirement plans liability.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Budgetary revenue

        In regard to budgetary revenue, the March 2003 forecast projected $43 712 million in own-source revenue and $9 108 million in federal transfers. Preliminary results indicate that own-source revenue is down $309 million, while federal transfers are up $195 million.

Own-source revenue

        As for own-source revenue, the decline in revenue from personal income tax, consumption taxes and consolidated organizations is offset only partly by the higher results of other revenue sources.

TABLE 2.2

SUMMARY OF THE CHANGE IN OWN-SOURCE REVENUE
(in millions of dollars)

	2001-2002	2002-2003
	Actual results	Financial position as at March 11, 2003	Preliminary results	Change compared with March 11	Change compared with 2001-2002
					%
Personal income tax	15 923	16 207	16 081	-126	1.0
Health Services Fund	4 291	4 496	4 479	-17	4.4
Corporate taxes	4 029	3 681	3 735	54	-7.3
Consumption taxes	9 745	11 100	10 839	-261	11.2
Government enterprises	2 731	3 817	3 907	90	43.1
Consolidated organizations	1 940	2 072	1 943	-129	0.2
Other sources	2 345	2 339	2 419	80	3.2

Total own-source revenue	41 004	43 712	43 403	-309	5.9

        Revenue from personal income tax is down $126 million, reflecting essentially the results of the latest adjustments made with respect to income tax returns for the 2001 taxation year.

2003-2004 Budget                        Budget Plan

        Revenue from consumption taxes is also down $261 million, mainly because of sales tax results. In this regard, remittances made by government mandataries in April for amounts collected in March mirrored the weaker-than-anticipated growth of the tax base. The tax on tobacco products also contributed to the negative revisions owing to a slightly steeper-than-expected decline in consumption. In addition, a delay in remittances by mandataries, stemming in particular from ad hoc adjustments to their inventories, amplified the revision.

        Revenue from consolidated organizations is adjusted downward by $129 million, mainly because of a lower-than-anticipated volume of transactions conducted outside the reporting entity.

        Corporate tax revenue is up $54 million. In this regard, more-sustained-than-forecast growth in profits reduced requests for overpayment refunds.

        Results for other sources as a whole are also revised upward by $80 million, primarily because of higher-than-expected revenue from natural resources. This rise in revenue stems essentially from increased stumpage fees, which in turn result from the fact that a larger volume of timber was cut than initially anticipated.

        Revenue from government enterprises is revised to $3 907 million, an increase of $90 million.

        This adjustment can be attributed notably to a $355-million climb in Hydro-Québec's net profits. This difference, which is due essentially to higher-than-expected results for the first quarter of 2003, stems from increased sales in Québec because of colder temperatures as well as from more profitable transactions on foreign markets.

        However, this growth is offset by the downward revision of revenue from other enterprises as a whole, particularly the Société générale de financement du Québec and the Société Innovatech du Grand Montréal, which account for $64 million and $37 million of the adjustment respectively. In addition, revenue from the Société de l'assurance automobile du Québec is down $167 million mainly because of the deterioration of the highway safety record, the increase in the average cost per accident victim and a decline in investment income.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Federal transfers

        Federal transfers should amount to $9 303 million in 2002-2003, an increase of $195 million compared with the March 2003 forecast.

        Revenue from other programs is adjusted upward by $291 million owing to the refund at the beginning of 2003-2004, rather than at the end of 2002-2003, of part of the tax transfer for youth allowances. In addition, revenue from the Canada Health and Social Transfer (CHST) is revised downward by $79 million, reflecting the fact that interest from the CHST trust accounts was withdrawn in 2003-2004 rather than in 2002-2003 as initially planned.

TABLE 2.3

SUMMARY OF THE CHANGE IN FEDERAL TRANSFERS
(in millions of dollars)

	2001-2002	2002-2003
	Actual results	Financial position as at March 11, 2003	Preliminary results	Change compared with March 11	Change compared with 2001-2002
					%
Equalization	5 336	5 315	5 315	0	-0.4
Canada Health and Social Transfer (CHST)	2 958	2 727	2 648	-79	-10.5
Other transfers related to fiscal arrangements	27	34	34	0	25.9
Other programs	564	644	935	291	65.8
Consolidated organizations	420	388	371	-17	-11.7

Total federal transfers	9 305	9 108	9 303	195	—

2003-2004 Budget                        Budget Plan

Budgetary expenditure

        Budgetary expenditure for fiscal 2002-2003 amounts to $52 706 million, $114 million less than forecast in March 2003. In all, there is a 2.9% increase in budgetary expenditure compared with 2001-2002.

TABLE 2.4

SUMMARY OF THE CHANGE IN BUDGETARY EXPENDITURE
(in millions of dollars)

	2001-2002	2002-2003
	Actual results	Financial position as at March 11, 2003	Preliminary results	Change compared with March 11	Change compared with 2001-2002
					%
Program spending objective	42 512	44 104	44 104	—	3.7
Increase in objective	—	—	22	22	—

Program spending	42 512	44 104	44 126	22	3.8
Consolidated organizations	1 464	1 436	1 444	8	-1.4

Total operating expenditure	43 976	45 540	45 570	30	3.6

Debt service
Consolidated Revenue Fund
Direct debt service	3 970	3 927	3 888	-39	-2.1
Retirement plans	2 717	2 706	2 648	-58	-2.5

	6 687	6 633	6 536	-97	-2.3
Consolidated organizations	574	647	600	-47	4.5

Total debt service	7 261	7 280	7 136	-144	-1.7

Total budgetary expenditure	51 237	52 820	52 706	-114	2.9

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

        The $114-million decrease in budgetary expenditure results from a $30-million increase in operating expenditure, which is more than offset by a $144-million decline in debt service.

        As a result, debt service now amounts to $7 136 million, of which $3 888 million is for direct debt service, $2 648 million for interest on the net retirement plans liability and $600 million for the debt service of consolidated organizations. The decline in the debt service of the Consolidated Revenue Fund is due for the most part to a decrease in interest on the government's actuarial obligations in respect of its employees' retirement plans. The interest rates on these two plans were not known until April 2003.

2003-2004 Budget                        Budget Plan

Non-budgetary transactions

        Financial requirements stemming from non-budgetary transactions amount to $1 585 million, $342 million less than forecast on March 11, 2003.

TABLE 2.5

SUMMARY OF NON-BUDGETARY TRANSACTIONS
(in millions of dollars)

	2002-2003
	Financial position as at March 11, 2003	Preliminary results	Change
Consolidated Revenue Fund
Investments, loans and advances
Government enterprises	-1 653	-1 623	30
Municipalities, municipal bodies, individuals, corporations and others	-207	-43	164

	- 1 860	- 1 666	194
Capital expenditures	-53	2	55
Retirement plans	1 987	2 007	20
Other accounts	3	-395	-398

Total Consolidated Revenue Fund	77	-52	-129
Consolidated organizations	-2 004	-1 533	471

Non-budgetary requirements	-1 927	-1 585	342

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

        Preliminary results for investments, loans and advances indicate a $194-million decrease in financing requirements compared with the March 2003 forecast. This difference can be attributed mainly to weaker-than-anticipated investments in government enterprises and a reduction in advances to certain special funds, particularly because of lower-than-expected capital expenditures.

        The $55-million decline in financing requirements for capital expenditures stems essentially from the fact that net investments by departments and agencies were lower than forecast last March.

        Transactions related to other non-budgetary accounts represent year-to-year changes in these financial items. These accounts, which include, in particular, cash and bills on hand, outstanding cheques, accounts receivable and accounts payable, can fluctuate a great deal because of the variability of government cash inflow and disbursements. For 2002-2003, the balance of the other accounts shows a decrease of $398 million in sources of funding compared with the forecast of March 2003.

        The financial requirements of consolidated organizations stemming from non-budgetary transactions are adjusted downward by $471 million, particularly because capital expenditures were less than anticipated.

2003-2004 Budget                        Budget Plan

Financing

        Preliminary results for 2002-2003 show that the change in direct debt amounts to $5 505 million, or $4 754 million for the Consolidated Revenue Fund and $751 million for consolidated organizations. Borrowings in fiscal 2002-2003 amount to $10 536 million ($8 697 million for the Consolidated Revenue Fund and $1 839 million for consolidated organizations). It should be noted that the Consolidated Revenue Fund obtained $3 945 million in pre-financing.

TABLE 2.6

SUMMARY OF CONSOLIDATED FINANCING TRANSACTIONS
(in millions of dollars)

	2002-2003
	Financial position as at March 11, 2003	Preliminary results	Change
Change in cash position
Consolidated Revenue Fund	-2 899	-2 791	108
Consolidated organizations	856	512	-344

Total change in cash position	-2 043	-2 279	-236

Change in direct debt
Consolidated Revenue Fund
New borrowings	8 614	8 697	83
Repayment of borrowings	-3 757	-3 943	-186

	4 857	4 754	-103

Consolidated organizations
New borrowings	1 839	1 839	—
Repayment of borrowings	-1 068	-1 088	-20

	771	751	-20

Total change in direct debt	5 628	5 505	-123

Retirement plans sinking fund	-1 658	-1 641	17

Total financing of transactions	1 927	1 585	-342

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Borrowings

        In all, the government contracted borrowings of $10 699 million in 2002-2003, of which $8 697 million was for Consolidated Revenue Fund needs and $2 002 million for the Financing Fund. The borrowings of the Financing Fund are used to meet the financial requirements of consolidated organizations ($1 839 million) and certain government enterprises ($163 million).

        In all, 74% of the financing program, or $7 877 million, was conducted in Canadian dollars. In regard to the main financial instruments used, the government carried out six public bond issues on the Canadian domestic market for a total of $3 038 million, and real return issues for a total of $833 million. In addition, two public issues in Canadian dollars were made on the European market for $300 million, and private-contract financing worth $638 million was carried out with the Caisse de dépôt et placement du Québec. Lastly, savings products sold by Épargne Placements Québec provided the government with $658 million in financing.

        Borrowings totalling $2 822 million, or 26% of the financing program, were contracted in foreign currency as part of the government's financing sources diversification strategy. Two public bond issues and one private issue were made in foreign currency in 2002-2003. A global bond issue in US dollars for US$750 million (CAN$1 148 million, or $748 million for the needs of the Consolidated Revenue Fund and $400 million for those of consolidated organizations) was carried out in July 2002. As well, a private issue for US$50 million (CAN$76 million) and a public bond issue for 1 billion euros (CAN$1 598 million) on the euro market were carried out in February 2003.

2003-2004 Budget                        Budget Plan

TABLE 2.7

SUMMARY OF BORROWINGS IN 2002-2003
(in millions of dollars)

Currency	Consolidated Revenue Fund		Consolidated organizations		Government enterprises	Total
	%
Canadian dollar
Public issues
Negotiable bonds	2 025		1 013		—	3 038	38.6
Real return bonds	833		—		—	833	10.6
Medium-term notes
On the Canadian market	853		—		—	853	10.8
On the European market	200		100		—	300	3.8
Private issues
Caisse de dépôt et placement du Québec	149		326		163	638	8.1
Canada Pension Plan Investment Fund	5		—		—	5	0.1
Savings products	658		—		—	658	8.3
Immigrant Investor Program	268		—		—	268	3.4
Change in Treasury bills outstanding	323		—		—	323	4.1
Change in debt resulting from currency swaps	961		—		—	961	12.2

Sub-total	6 275		1 439		163	7 877	73.7

US dollar
Public issue
Negotiable bonds	748	[1]	400	[1]	—	1 148	93.8
Private issue	76		—		—	76	6.2

Sub-total	824		400		—	1 224	11.4

Euro
Public issue	1 598		—		—	1 598	100.0

Sub-total	1 598		—		—	1 598	14.9

Total	8 697		1 839		163	10 699	100.0

1
The original borrowing was for US$750 million (CAN$1 148 million). An amount of CAN$400 million derived from this borrowing was advanced to the Financing Fund in order to be loaned to consolidated organizations.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

GRAPH 2.1

YIELD ON LONG-TERM (10-YEAR) SECURITIES

GRAPH 2.2

YIELD SPREAD ON LONG-TERM (10-YEAR) SECURITIES

2003-2004 Budget                        Budget Plan

GRAPH 2.3

YIELD ON SHORT-TERM SECURITIES

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Total government debt

        The government's total debt consists of the consolidated direct debt and the net retirement plans liability. The consolidated direct debt is the sum of the direct debt of the Consolidated Revenue Fund and the debt of consolidated organizations. As for the net retirement plans liability, it consists of the retirement plans liability minus the balance of the retirement plans sinking fund (RPSF), an asset that will eventually be used to pay the retirement benefits of public and parapublic sector employees.

        Preliminary results indicate that the government's consolidated direct debt amounted to $74 121 million as at March 31, 2003, or $68 697 million as direct debt of the Consolidated Revenue Fund and $5 424 million as debt of the consolidated organizations.

        It should be noted that an amount of $3 945 million included in the consolidated direct debt represents pre-financing obtained in 2002-2003 that will cover part of the borrowings to be made in 2003-2004.

        The net retirement plans liability totalled $38 426 million as at March 31, 2003 and consists of $50 266 million as the retirement plans liability minus the balance of the RPSF, or $11 840 million.

        Excluding pre-financing, the government's total debt was $108 602 million as at March 31, 2003.

TABLE 2.8

TOTAL GOVERNMENT DEBT AS AT MARCH 31, 20031
(in millions of dollars)

Consolidated direct debt
	Consolidated Revenue Fund	Consolidated organizations	Total	Net retirement plans liability	Total debt
Debt as at March 31, 2003	68 697	5 424	74 121	50 266	124 387
Retirement plans sinking fund	—	—	—	-11 840	-11 840

Sub-total	68 697	5 424	74 121	38 426	112 547
Pre-financing	-3 945	—	-3 945	—	-3 945

Total	64 752	5 424	70 176	38 426	108 602

1
Preliminary results.

2003-2004 Budget                        Budget Plan

Change in total government debt

        The $3 430-million increase in the government's total debt in 2002-2003 can be attributed mainly to financial requirements relating to investments, loans and advances and capital expenditures.

        Preliminary results show that financial requirements for investments, loans and advances amount to $1 801 million. These requirements stem in particular from the profits of certain government enterprises that were recorded as government revenue but were not paid in the form of dividends. These unpaid dividends thus represent an additional investment by the government in its government enterprises. Financial requirements for investments, loans and advances also result from investments made by the government in its enterprises.

        As for capital expenditures, they entail an estimated $1 471 million in financial requirements in 2002-2003. These capital expenditures were charged to expenditure by amortizing their cost over their useful life.

TABLE 2.9

CHANGE IN TOTAL GOVERNMENT DEBT
(in millions of dollars)

2002-2003[1]
Total debt, beginning of year		105 172
Financial requirements
Investments, loans and advances	1 801
Capital expenditures	1 471
Other factors[2]	158

3 430

Total debt, end of year[3]		108 602

1
Preliminary results.

2
Includes notably the change in other accounts, as well as foreign exchange losses (gains) following a revaluation of the debt in foreign currency.

3
Excluding pre-financing totalling $3 945 million in 2002-2003.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Structure of debt

        As at March 31, 2003, the proportion of the direct debt of the Consolidated Revenue Fund in Canadian dollars stood at 80.1% and the proportion in foreign currency, 19.9%. In addition, as at March 31, 2003, the share at fixed interest rates and the share at variable interest rates were 67.2% and 32.8% respectively.

GRAPH 2.4

STRUCTURE OF THE DIRECT DEBT OF THE CONSOLIDATED REVENUE FUND AS AT MARCH 31, 20031,2

BY CURRENCY	BY INTEREST RATE

1
Preliminary results.

2
As at March 31, 2003, the proportion of managed debt (direct debt of the Consolidated Revenue Fund and that incurred for the Financing Fund) in Canadian dollars amounted to 82.8% and the proportion at fixed rates, 69.5%.

2003-2004 Budget                        Budget Plan

        Including the debt of consolidated organizations and the net retirement plans liability, the proportion of the total debt in Canadian dollars was 87.7% and that in foreign currency, 12.3% as at March 31, 2003.

TABLE 2.10

STRUCTURE OF THE TOTAL DEBT AS AT MARCH 31, 20031
(in millions of dollars)

	Consolidated direct debt
Currency	Consolidated Revenue Fund	%	Consolidated organizations	Total	%	Net retirement plans liability	Total debt	%
Canadian dollar	55 020	80.1	5 311	60 331	81.4	38 426	98 757	87.7
US dollar	2 781	4.1	113	2 894	3.9	—	2 894	2.6
Yen	8 389	12.2	—	8 389	11.3	—	8 389	7.5
Swiss franc	2 506	3.6	—	2 506	3.4	—	2 506	2.2
Pound sterling	1	0.0	—	1	0.0	—	1	0.0

Sub-total	68 697	100.0	5 424	74 121	100.0	38 426	112 547	100.0

Pre-financing	-3 945		—	-3 945		—	-3 945

Total	64 752		5 424	70 176		38 426	108 602

1
Preliminary results.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Public sector borrowings, investments and debt

Public sector borrowings and investments

        Preliminary results for 2002-2003 show that gross long-term public sector borrowings amount to $17 031 million.

        Gross borrowings in Canadian dollars total $12 873 million, or 75.6% of total borrowings by the public sector. Gross borrowings in US dollars total $2 109 million, or 12.4% of the total, while those in other currencies amount to $2 049 million, or 12.0% of public sector borrowings as a whole.

TABLE 2.11

NET LONG-TERM PUBLIC SECTOR BORROWINGS
(in millions of dollars)

	1998-1999	1999-2000	2000-2001	2001-2002	2002-2003[1]
Gross borrowings
Government[2]	8 670	5 644	8 224	8 438	8 897
Educational institutions	341	1 366	1 540	1 179	2 012
Health and social services institutions	80	66	528	429	1 127
Hydro-Québec[3]	1 961	2 212	2 124	3 388	1 923
Other government enterprises	500	488	16	274	192
Municipalities and municipal bodies	2 409	2 594	2 488	2 595	2 880

Total gross borrowings	13 961	12 370	14 920	16 303	17 031

Repayment of borrowings	11 362	12 473	13 103	12 956	11 275

Sub-total	2 599	-103	1 817	3 347	5 756

Pre-financing
for the current year	-2 831	-506	-1 475	-1 154	-3 945
for the previous year	—	2 831	506	1 475	1 154

Net long-term borrowings	-232	2 222	848	3 668	2 965

1
Preliminary results.

2
Amounts borrowed to cover the requirements of the Consolidated Revenue Fund and consolidated organizations, excluding net amounts received under interest rate and currency swap agreements, which explains the difference between this list and the list of borrowings given later in this text. These amounts also exclude borrowings made to cover the requirements of certain government enterprises and Financement-Québec, which are distributed among the organizations and networks for which they are intended.

3
Amounts borrowed as at December 31 of each year.

2003-2004 Budget                        Budget Plan

GRAPH 2.5

GROSS PUBLIC SECTOR BORROWINGS BY CURRENCY
(in millions of dollars)

1
Preliminary results.

        To ensure that borrowings in a given fiscal year are on a basis comparable with investments and gross domestic product, pre-financing must be considered in relation to the years to which it applies. Net long-term public sector borrowings for 2003-2003 amount to $2 965 million, a decrease of $703 million compared with the previous year. Consequently, the ratio of net long-term borrowings to gross domestic product fell from 1.60% of GDP in 2001-2002 to 1.22% in 2002-2003.

GRAPH 2.6

NET LONG-TERM PUBLIC SECTOR BORROWINGS1
(as a percentage of GDP)

1
Adjusted by pre-financing.

2
Preliminary results.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

        Preliminary results show that public sector investments amount to $8 969 million in 2002-2003, $1 487 million more than the previous year. This increase can be attributed mainly to the implementation of the public sector investment acceleration plan announced in the 2002-2003 Budget and to investments under Hydro-Québec's development plan.

TABLE 2.12

PUBLIC SECTOR INVESTMENTS
(in millions of dollars)

	1998-1999	1999-2000	2000-2001	2001-2002	2002-2003[1]
Government[2]	1 037	1 085	1 448	1 614	2 052
Educational institutions[3]	639	702	691	710	800
Health and social services institutions[3]	628	615	699	706	841
Hydro-Québec[4]	1 986	1 457	1 632	1 660	1 976
Other government enterprises[5]	341	376	666	934	970
Municipalities and municipal bodies[6]	1 941	1 703	1 601	1 858	2 330

Total	6 572	5 938	6 737	7 482	8 969

1
Preliminary results.

2
Government investments include its capital expenditures as well as grants and loans for investments made available to economic agents outside the public sector. Financial investments for other components of the public sector are therefore excluded. Government investments also include investments by consolidated organizations.
 Sources : Public accounts of the gouvernement du Québec, Secrétariat du Conseil du trésor and ministère des Finances.

3
Investments by school boards, colleges, universities and health and social services institutions include the share paid by the government and that paid by the institutions themselves. It should be noted that the share paid by the government is financed by subsidies for debt service.
 Sources : Secrétariat du Conseil du trésor and ministère des Finances.

4
Investments by Hydro-Québec are shown on a calendar-year basis. They exclude financial investments and commercial programs.
 Sources : Hydro-Québec and ministère des Finances.

5
Investments by government enterprises correspond to the increase in long-term assets. They exclude investments by consolidated organizations and the Société québécoise d'assainissement des eaux, which are included under "Government "and "Municipalities and municipal bodies" respectively.
 Sources : Financial statements of the enterprises of the gouvernement du Québec and ministère des Finances.

6
Investments by municipalities and municipal bodies also include those related to water purification, public transportation and cultural and community facilities.
 Sources : Secrétariat du Conseil du trésor, ministère des Affaires municipales, du Sport et du Loisir and ministère des Finances.

2003-2004 Budget                        Budget Plan

        The following table presents a comparative analysis of borrowings and investments by the public sector as a whole. Total net public sector borrowings include the change in the government's net retirement plans liability. Total net public sector borrowings are lower than public sector investments. In 2002-2003, the ratio of net borrowings to investments is 0.37.

TABLE 2.13

TOTAL NET BORROWINGS AND INVESTMENTS BY THE PUBLIC SECTOR
(in millions of dollars)

	1998-1999	1999-2000	2000-2001	2001-2002	2002-2003[1]
Net long-term borrowings[2]	-232	2 222	848	3 668	2 965
Change in the government's net retirement plans liability[3]	-10	-1 091	-226	-1 051	366

Total net borrowings	-242	1 131	622	2 617	3 331

Investments	6 572	5 938	6 737	7 482	8 969

Ratio	-0.04	0.19	0.09	0.35	0.37

1
Preliminary results.

2
Adjusted by pre-financing.

3
This amount takes into account deposits made in the retirement plans sinking fund and the income of this fund.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

GRAPH 2.7

TOTAL NET BORROWINGS1 AND INVESTMENTS BY THE PUBLIC SECTOR
(in millions of dollars)

1
Adjusted by pre-financing.

2
Preliminary results.

2003-2004 Budget                        Budget Plan

Long-term public sector debt

        Long-term public sector debt includes the government's total debt as well as the debts of the networks, Hydro-Québec, the municipalities and other government enterprises. In many cases, this debt has served to finance public infrastructures, such as roads, schools, hospitals, hydroelectric dams and water purification plants.

        Preliminary results as at March 31, 2003 show that the public sector debt amounts to $175 673 million.

TABLE 2.14

LONG-TERM PUBLIC SECTOR DEBT1
(in millions of dollars)

As at March 31
	1999	2000	2001	2002	2003[2]
Total government debt[3]	99 572	100 546	102 741	105 172	108 602
Health and social services and education networks	7 582	7 645	8 787	9 588	11 008
Hydro-Québec	38 414	38 135	38 979	37 893	35 639
Other government enterprises	4 772	4 445	4 345	3 906	3 894
Municipalities and municipal bodies[4]	17 236	17 211	16 699	16 777	16 530

Total	167 576	167 982	171 551	173 336	175 673

1
Including Treasury bills outstanding of the Consolidated Revenue Fund and the Financing Fund. As at March 31, 2003, Treasury bills outstanding stood at $2 109 million for the Consolidated Revenue Fund and $1 195 million for the Financing Fund. The Treasury bills of the Financing Fund are used to meet the long-term financial requirements of consolidated organizations, the Société québécoise d'assainissement des eaux and certain government enterprises.

2
Preliminary results.

3
Consolidated direct debt and net retirement plans liability, excluding pre-financing totalling $2 831 million in 1998-1999, $506 million in 1999-2000, $1 475 million in 2000-2001, $1 154 million in 2001-2002 and $3 945 million in 2002-2003. These borrowings are attributed to the years to which they apply.

4
Includes the long-term debt of the Société québécoise d'assainissement des eaux.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

Historical data and preliminary results

TABLE 2.15

GOUVERNEMENT DU QUÉBEC
SUMMARY OF FINANCIAL TRANSACTIONS
(in millions of dollars)

	1999-2000	2000-2001	2001-2002	2002-2003[1]
Budgetary transactions
Own-source revenue	41 076	42 904	41 004	43 403
Federal transfers	6 334	8 145	9 305	9 303

Total revenue	47 410	51 049	50 309	52 706

Operating expenditure	-40 031	-42 066	-43 976	-45 570
Debt service	-7 372	-7 606	-7 261	-7 136

Total expenditure	-47 403	-49 672	-51 237	-52 706

Budgetary reserve
Funds allocated to the reserve	—	-950	—	—
Use of funds allocated to the reserve
to finance spending and maintain a balanced budget	—	—	950	—

Budgetary surplus	7	427	22	0

Non-budgetary transactions
Investments, loans and advances	-2 006	-1 632	-1 142	-1 801
Capital expenditures	-359	-473	-995	-1 471
Retirement plans	1 740	1 793	2 089	2 007
Other accounts	1 328	-631	-589	-320

Non-budgetary surplus (requirements)	703	-943	-637	-1 585

Net financial surplus (requirements)	710	-516	-615	-1 585

Financing transactions
Change in cash position	2 253	-473	132	-2 279
Change in direct debt[2]	-132	3 008	3 623	5 505
Retirement plans sinking fund[3]	-2 831	-2 019	-3 140	-1 641

Total financing of transactions	-710	516	615	1 585

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease. For purposes of comparison, the data are presented on the basis of the 2003-2004 budgetary and financial structure.
1
Preliminary results.

2
The change in direct debt includes new borrowings less repayment of borrowings.

3
This sinking fund receives amounts to be used to cover retirement benefits payable by the government under the public and parapublic sector retirement plans. Revenue generated by this fund is accumulated in it and subtracted from the interest expenditure recorded with regard to the retirement plans liability.

2003-2004 Budget                        Budget Plan

TABLE 2.16

GOUVERNEMENT DU QUÉBEC
BUDGETARY REVENUE
(in millions of dollars)

	1999-2000	2000-2001	2001-2002	2002-2003[1]
Own-source revenue
Income and property taxes
Personal income tax	16 074	17 116	15 923	16 081
Contributions to Health Services Fund	4 291	4 488	4 291	4 479
Corporate taxes[2]	3 643	4 217	4 029	3 735

	24 008	25 821	24 243	24 295

Consumption taxes
Sales	6 761	7 374	7 557	8 327
Fuel	1 560	1 536	1 536	1 645
Tobacco	498	483	652	867

	8 819	9 393	9 745	10 839

Duties and permits
Motor vehicles	667	646	662	690
Alcoholic beverages	139	146	140	157
Natural resources[3]	354	265	188	201
Other	182	180	177	178

	1 342	1 237	1 167	1 226

Miscellaneous
Sales of goods and services	422	406	412	441
Interest	363	390	395	331
Fines, forfeitures and recoveries	345	310	371	421

	1 130	1 106	1 178	1 193

Revenue from government enterprises
Société des alcools du Québec	442	471	489	540
Loto-Québec	1 289	1 358	1 352	1 353
Hydro-Québec	1 090	1 160	1 041	1 840
Other	1 106	507	-151	174

	3 927	3 496	2 731	3 907

Consolidated organizations	1 850	1 851	1 940	1 943

Total own-source revenue	41 076	42 904	41 004	43 403

Federal transfers
Programs
Equalization	4 387	5 650	5 336	5 315
Canada Health and Social Transfer	1 120	1 597	2 958	2 648
Contributions to welfare programs	11	—	—	—
Other transfers related to fiscal arrangements	11	30	27	34
Other programs	535	618	564	935
Consolidated organizations	270	250	420	371

Total federal transfers	6 334	8 145	9 305	9 303

Total budgetary revenue	47 410	51 049	50 309	52 706

1
Preliminary results.

2
Includes tax on corporate profits, tax on capital and tax on insurance company premiums, as well as tax on telecommunications, gas and electricity beginning in 2000-2001.

3
Includes forest, mining and hydraulic resources.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

TABLE 2.17

GOUVERNEMENT DU QUÉBEC
BUDGETARY EXPENDITURE
(in millions of dollars)

Departments and agencies	1999-2000	2000-2001	2001-2002	2002-2003[1]
Operating expenditure
Assemblée nationale	74	80	88	92
Personnes désignées par l'Assemblée nationale	41	42	50	63
Affaires municipales, Sport et Loisir	1 140	1 391	1 629	1 588
Agriculture, Pêcheries et Alimentation	513	714	651	641
Conseil du trésor et Administration gouvernementale	384	446	471	450	[2]
Conseil exécutif	179	61	72	115
Culture et Communications	484	530	484	492
Développement économique et régional	961	1 093	1 004	1 065
Éducation	9 825	10 130	10 549	11 088
Emploi, Solidarité sociale et Famille	5 598	5 659	5 766	5 952
Environnement	223	158	180	177
Finances (excluding debt service)	90	115	118	147	[2]
Justice	459	468	509	542
Relations avec les citoyens et Immigration	149	185	220	246
Relations internationales	98	104	111	110
Ressources naturelles, Faune et Parcs	601	561	501	507
Revenu	721	715	613	655
Santé et Services sociaux	14 831	16 101	17 196	17 828
Sécurité publique	701	744	800	871
Transports	1 578	1 507	1 412	1 427
Travail	81	79	88	70

Program spending	38 731	40 883	42 512	44 126
Consolidated organizations	1 300	1 183	1 464	1 444

Total operating expenditure	40 031	42 066	43 976	45 570

Debt service
Consolidated Revenue Fund	6 751	6 972	6 687	6 536
Consolidated organizations	621	634	574	600

Total debt service	7 372	7 606	7 261	7 136

Total budgetary expenditure	47 403	49 672	51 237	52 706

1
Preliminary results.

2
These amounts contain provisions that allow appropriations to be transferred to other departments and agencies between the date the Budget documents are produced and the end of the fiscal year.

2003-2004 Budget                        Budget Plan

TABLE 2.18

GOUVERNEMENT DU QUÉBEC
NON-BUDGETARY TRANSACTIONS
(in millions of dollars)

	1999-2000	2000-2001	2001-2002	2002-2003[1]
Investments, loans and advances
Consolidated Revenue Fund
GOVERNMENT ENTERPRISES
Shares and investments
Société générale de financement du Québec	-150	-350	-550	-200
Société Innovatech du Grand Montréal	-35	-42	-20	-50
Société Innovatech Québec et Chaudière-Appalaches	-9	-11	-29	-30
Société Innovatech Sud du Québec	-4	-6	-19	-11
Société Innovatech Régions ressources	-8	-13	-12	-8
Other	-1	-3	-18	-41

	-207	-425	-648	-340

Change in the equity value of investments	-1 782	-1 157	-371	-1 283

Loans and advances
Société générale de financement du Québec	14	—	—	—
Other	10	—	—	—

	24	—	—	—

Total government enterprises	-1 965	-1 582	-1 019	-1 623
INDIVIDUALS, CORPORATIONS AND OTHERS	-53	-20	-173	-46
MUNICIPALITIES AND MUNICIPAL BODIES	6	1	4	3

	-2 012	-1 601	-1 188	-1 666
Consolidated organizations	6	-31	46	-135

Total investments, loans and advances	-2 006	-1 632	-1 142	-1 801

Capital expenditures
Consolidated Revenue Fund
Net investments	-85	-144	-135	-205
Amortization	354	334	193	207

	269	190	58	2
Consolidated organizations	-628	-663	-1 053	-1 473

Total capital expenditures	-359	-473	-995	-1 471

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

TABLE 2.18 (CONT.)

GOUVERNEMENT DU QUÉBEC
NON-BUDGETARY TRANSACTIONS
(in millions of dollars)

	1999-2000	2000-2001	2001-2002	2002-2003[1]
Retirement plans
Contributions by the government as employer:
RREGOP and PPMP:
Cost of vested benefits[2]	743	990	1 014	1 084
Amortization of actuarial gain (-) or loss	82	66	141	155
Cost of changes	44	—	—	—
Other plans:
Cost of vested benefits[2]	151	166	147	142
Amortization of actuarial gain (-) or loss	57	26	65	70
Cost of changes	—	—	28	3

Total government contribution	1 077	1 248	1 395	1 454

Contributions by independent employers	24	—	4	4
Participants' contributions	124	106	88	73

Total contributions	148	106	92	77

Benefits, repayments and administrative expenses	-2 336	-2 567	-2 720	-2 913

Interest on retirement plans liability charged to debt service[3]	2 851	3 006	3 322	3 389

Total retirement plans	1 740	1 793	2 089	2 007

Other accounts
Consolidated Revenue Fund	1 021	-490	-652	-395
Consolidated organizations	307	-141	63	75

Total other accounts	1 328	-631	-589	-320

Total non-budgetary transactions	703	-943	-637	-1 585

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.
1
Preliminary results.

2
Cost of retirement benefits vested during the fiscal year, calculated according to the actuarial projected benefit method prorated on service.

3
Excluding revenue generated by the retirement plans sinking fund.

2003-2004 Budget                        Budget Plan

TABLE 2.19

GOUVERNEMENT DU QUÉBEC
FINANCING TRANSACTIONS
(in millions of dollars)

	1999-2000	2000-2001	2001-2002	2002-2003 [1]
Change in cash position
Consolidated Revenue Fund	2 325	-969	323	-2 791
Consolidated organizations	-72	496	-191	512

Total change in cash position	2 253	-473	132	-2 279

Change in direct debt
Consolidated Revenue Fund
New borrowings	5 189	7 569	7 700	8 697
Repayment of borrowings	-5 509	-4 616	-4 890	-3 943

	-320	2 953	2 810	4 754

Consolidated organizations
New borrowings	891	1 025	1 311	1 839
Repayment of borrowings	-703	-970	-498	-1 088

	188	55	813	751

Total change in direct debt	-132	3 008	3 623	5 505

Retirement plans sinking fund [2]	-2 831	-2 019	-3 140	-1 641

Total financing of transactions	-710	516	615	1 585

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

1
Preliminary results.

2
This sinking fund receives amounts to be used to cover retirement benefits payable by the government under the public and parapublic sector retirement plans. Revenue generated by this fund is accumulated in it and subtracted from the interest expenditure recorded with regard to the retirement plans liability.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

TABLE 2.20

BORROWINGS FOR THE CONSOLIDATED REVENUE FUND IN 2002-2003

Amount in Canadian dollars [1]		Face value in foreign currency		Interest rate [2]		Date of issue	Date of maturity	Price to investor	Yield to investor [3]
(in millions)				%				$	%
493		—		6.00		April 8	2012-10-01	98.685	6.172
484		—		6.25		May 21	2032-06-01	96.727	6.499
748		US$489	[4]	5.00		July 17	2009-07-17	99.417	5.100
104		—		6.00		November 15	2012-10-01	104.251	5.437
200	[5]	—		4.50	[6]	November 29	2007-11-29	99.740	4.559
526		—		6.00		January 13	2012-10-01	105.120	5.317
418		—		6.25		January 27	2032-06-01	103.647	5.984
76	[7]	US$50		Variable		February 7	2013-02-07	100.000	Variable
1 598		€1 000		4.25	[6]	February 27	2013-02-27	99.322	4.335
833	[8]	—		Varied		Varied	Varied	Varied	Varied
149	[9]	—		Varied		Varied	Varied	Varied	Varied
853	[10]	—		Varied		Varied	Varied	Varied	Varied
658	[11]	—		Varied		Varied	Varied	Varied	Varied
5	[12]	—		Varied		Varied	Varied	Varied	Varied
268	[13]	—		Varied		Varied	Varied	Varied	Varied
323	[14]	—		Varied		Varied	Varied	Varied	Varied
961	[15]	Varied		Varied		Varied	Varied	Varied	Varied

8 697

1
Borrowings in foreign currency given in Canadian equivalent of their value on the date of borrowing.

2
Interest payable semi-annually except if another frequency is indicated in a note.

3
Yield to investor is determined on the basis of interest payable semi-annually.

4
The original borrowing totalled US$750 million, or CAN$1 148 million. An amount of CAN$400 million derived from this borrowing was advanced to the Financing Fund in order to be loaned to consolidated organizations.

5
Medium-term notes on the European market.

6
Interest payable annually.

7
Private borrowing.

8
Real return bonds. The principal and the interest rate of these bonds are adjusted according to the change in the Consumer Price Index in Canada.

9
Borrowings fully subscribed by the Caisse de dépôt et placement du Québec.

10
Medium-term notes on the Canadian market.

11
Savings products issued by Épargne Placements Québec.

12
Borrowings from the Canada Pension Plan Investment Fund.

13
Immigrant Investor Program.

14
Represents the net increase in Treasury bills outstanding during the fiscal year.

15
Amount received under interest rate and currency swap agreements.

Note:	The Québec government has credit agreements with various banks and financial institutions for a total of US$3,500 million. None of these credit agreements is being drawn upon.

2003-2004 Budget                        Budget Plan

TABLE 2.21

BORROWINGS FOR THE FINANCING FUND IN 2002-2003

	Amount in Canadian dollars [1]		Face value in foreign currency		Interest rate [2]		Date of issue	Date of maturity	Price to investor	Yield to investor [3]
	(in millions)				%				$	%
A. Borrowings for consolidated organizations
	496		—		6.00		April 26	2012-10-01	99.277	6.094
	50	[4]	—		6.00		May 3	2012-10-01	99.596	6.052
	55	[4]	—		6.00		May 10	2029-10-01	94.955	6.392
	22	[4]	—		6.00		June 12	2012-10-01	100.409	5.945
	400		US$261	[5]	5.00		July 17	2009-07-17	99.417	5.100
	53	[4]	—		6.25		September 6	2010-12-01	106.889	5.209
	52	[4]	—		6.00		September 6	2012-10-01	104.727	5.385
	75	[4]	—		Variable		October 15	2007-10-01	100.000	Variable
	19	[4]	—		6.50		October 15	2007-10-01	108.979	4.462
	417		—		6.00		November 15	2012-10-01	104.251	5.437
	100		—		6.25		January 27	2032-06-01	103.647	5.984
	100	[6]	—		4.50	[7]	February 6	2007-11-29	100.216	4.446

Sub-total	1 839

B. Borrowings for certain government enterprises
	101	[4]	—		6.25		June 19	2032-06-01	100.564	6.208
	62	[4]	—		6.00		September 19	2029-10-01	100.612	5.954

Sous-total	163

Total	2 002

1
Borrowings in foreign currency given in Canadian equivalent of their value on the date of borrowing.

2
Interest payable semi-annually except if another frequency is indicated in a note.

3
Yield to investor is determined on the basis of interest payable semi-annually.

4
Borrowings fully subscribed by the Caisse de dépôt et placement du Québec.

5
Amount derived from the borrowing of US$750 million (CAN$1 148 million) contracted by the Consolidated Revenue Fund.

6
Medium-term notes on the European market.

7
Interest payable annually.

2003-2004 Budget                        The Government's Financial Position in 2002-2003 and Public Sector Borrowings

TABLE 2.22

BORROWINGS BY FINANCEMENT-QUÉBEC IN 2002-2003

Amount in Canadian dollars [1]		Face value in foreign currency	Interest rate [2]		Date of issue	Date of maturity	Price to investor	Yield to investor [3]
(in millions)			%				$	%
495		—	5.75		April 2	2008-12-01	99.114	5.911
450	[4]	€300	Variable	[5]	July 3	2008-12-03	99.892	Variable
525		—	5.75		September 17	2008-12-01	104.950	4.816
778		US$500	5.00		October 25	2012-10-25	99.232	5.099
-4	[6]	Varied	Varied		Varied	Varied	Varied	Varied

2 244

1
Borrowings in foreign currency given in Canadian equivalent of their value on the date of borrowing.

2
Interest payable semi-annually except if another frequency is indicated in a note.

3
Yield to investor is determined on the basis of interest payable semi-annually.

4
Medium-term notes on the European market.

5
Interest payable quarterly.

6
Amount received (disbursed) under interest rate and currency swap agreements.

2003-2004 Budget                        Budget Plan

TABLE 2.23

BORROWINGS BY HYDRO-QUÉBEC IN 2002 1

Amount in Canadian dollars [2]		Face value in foreign currency	Interest rate [3]	Date of issue	Date of maturity	Price to investor	Yield to investor [4]
(in millions)			%			$	%
1 861	[5]	—	Varied	Varied	Varied	Varied	Varied
62	[6]	Varied	Varied	Varied	Varied	Varied	Varied

1 923

1
Borrowings contracted as at December 31, 2002.

2
Borrowings in foreign currency given in Canadian equivalent of their value on the date of borrowing.

3
Interest payable semi-annually except if another frequency is indicated in a note.

4
Yield to investor is determined on the basis of interest payable semi-annually.

5
Medium-term notes on the Canadian market.

6
Amount received under interest rate and currency swap agreements.

Note:	Hydro-Québec has credit agreements with various banks and financial institutions for a total of US$1 500 million. None of the credit agreements was being drawn upon at December 31, 2002.